UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2004

HUAYANG INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	0-30173 (Commission File No.)	58-1667944 (IRS Employer Identification No.)

386 Qingnian Avenue Shenyang, China 110004 (Address of principal executive offices)
011-86-24-2318-0688 (Registrant’s telephone number)

ITEM 1.

CHANGES IN CONTROL OF REGISTRANT

On August 5, 2004, the Company completed a share exchange (the “Exchange”) with the stockholders of China Carbon Black Holdings Limited, a Hong Kong corporation (“CCB”) pursuant to the terms of an Agreement for Share Exchange, dated July 15, 2004.  In the Exchange, the Company acquired all of the issued and outstanding stock of CCB in exchange for the issuance of 36,000,000 shares of its common stock.

At the time of execution of the Agreement for Share Exchange, and immediately prior to completion of the Exchange, the Company had a total of 7,700,807 shares issued and outstanding.  However, in conjunction with, and as a condition to, completion of the Exchange, a principal shareholder of the Company, Gao Wan Jun, agreed to surrender a total of 5,460,000 of his shares for (but the shares are issued to his designees instead of himself) following completion of the Exchange.

The Exchange resulted in a change of voting control of the Company.  Upon completion of the Exchange and the related share cancellation and share issuances described above, the Company has a total of 38,240,807 shares issued and outstanding, of which 30,178,382, or approximately 78.92%, are owned by persons who were previously stockholders of CCB.

There has not yet been any change in the officers and directors of the Company subsequent to completion of the Exchange.

THE BUSINESS

Forward Looking Statements

All statements contained in the following description of the business of the Company (which will be conducted through its wholly owned subsidiary, CCB) which are not statements of historical fact are what is known as “forward looking statements”, which are basically statements about the future, and which for that reason, involve risk and uncertainty, since no one can accurately predict the future. Words such as “plans”, “intends”, “will”, “hopes”, “seeks”, “anticipates”, “expects”, “goal” and “objective” often identify such forward looking statements, but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements of the plans and objectives of the management of the Company with respect to its present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Such factors and future events include, but are not limited to, the factors and future events which are described throughout this description of the business of the Company.

Description of the Business

CCB owns 100% of Xin Jiang YaKeLa Carbon Black Limited (“YaKeLa”), a leading energy company in China engaged in natural gas and natural gas by-product production.  With its own extraction facilities, YaKeLa is capable of a full-scale extraction of natural gas and generate electricity to supply to nearby factory through its own power generators and power transmission networks.  YaKeLa also produces carbon black as a by-product of natural gas.

PRINCIPAL SHARE OWNERSHIP

The following table sets forth, as of August 5, 2004 (immediately following the Exchange), stock ownership of each executive officer and director of the Company, of all executive officers and directors of the Company, as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock.  Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrant or other right to acquire additional securities of the Company except as may be otherwise noted.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Huayang International Trust Shenyang Haitong House Properties Development, Ltd. No. 386 Qingnian Street, Heping District Shenyang, China 110004	540,000	1.41%
Gao Wan Jun (1) (2) Shenyang Haitong House Properties Development, Ltd. No. 386 Qingnian Street, Heping District Shenyang, China 110004	540,000	1.41%
Guo Yuan Wang 5/Floor Back 31 Sing Woo Road Happy Valley Hong Kong	30,178,382	78.92%
Wang Yufei (2) 386 Qingnian Avenue Shenyang, China 110004	0	0%
Wang Shao Hua (2) 386 Qingnian Avenue Shenyang, China 110004	0	0%
Yu Yingtian (2) 386 Qingnian Avenue Shenyang, China 110004	0	0%
Yin Liangpei (2) 386 Qingnian Avenue Shenyang, China 110004	0	0%
Wang Yunfen (2) 386 Qingnian Avenue Shenyang, China 110004	0	0%
All officers and directors as a group (6 in number)	540,000	1.41%

(1)

 Gao Wan Jun is the Trustee of the Huayang International Trust and he and his family are the beneficiaries of the trust.  Accordingly, they may be deemed to be the beneficial owners of the shares owned by such trust.

(2)

 The person listed is currently an officer, a director, or both, of the Company.

ITEM 2.

ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the terms of the Exchange Agreement, The Company acquired one shares of CCB common stock from the shareholders of CCB in the Exchange, representing all of CCB’s issued and outstanding capital stock.  CCB is now a wholly owned subsidiary of the Company, and the shares of CCB common stock represent the Company’s most significant asset.  The Company expects to continue, and expand, the existing business operations of CCB as our wholly owned subsidiary.

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial statements of businesses acquired.

The financial statements of CCB which are required to be filed as part of this Current Report on Form 8-K are not currently available.  Such financial statements shall be filed by amendment to this report on Form 8-K not later than October 19, 2004 (which is 60 days after the due date of this initial report).

(b)

Pro forma financial information.

The pro forma consolidated financial information regarding the Company and CCB which is required to be filed as part of this Current Report on Form 8-K is not currently available.  Such financial information shall be filed by amendment to this report on Form 8-K.

(c)

The following exhibits are filed as part of this Current Report on Form 8K:

2.1

Agreement for Share Exchange, dated July 15, 2004, by and among Huayang International Holdings, Inc., a Nevada corporation, China Carbon Black Holdings Limited, a Hong Kong corporation, and the shareholders of China Carbon Black Holdings Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUAYANG INTERNATIONAL HOLDINGS, INC.

By: /s/

GAO WAN JUN

Gao Wan Jun, President and Director

Date: August 19, 2004

4